UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip code)

(214) 854-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 annual meeting of stockholders of Blockbuster Inc. (the “Company”), held on June 24, 2010, the Company’s stockholders voted on the following:

1.	the election of seven directors;

2.	the approval of the following advisory (non-binding) resolution:

RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis);

3.	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2010;

4.	the approval of an amendment to the Company’s second amended and restated certificate of incorporation, as amended (the “Current Charter”), to (a) effect the conversion of each outstanding share of Class B common stock into one share of Class A common stock, (b) rename the Class A common stock as “common stock,” and (c) eliminate provisions relating to the Class B common stock and the Company’s dual class common stock structure (collectively, the “Conversion Amendment”); and

5.	the approval of an amendment to the Current Charter to effect a reverse stock split of the Company’s issued and outstanding common stock, if the Conversion Amendment is approved, or the Company’s issued and outstanding Class A common stock and Class B common stock, if the Conversion Amendment is not approved, with the stock split occurring at an exchange ratio that will be within a range of 1-for-15 and 1-for-25 and that will be determined by the Company’s Board of Directors.

The preliminary voting results for each such item are set forth below. If the final voting results differ from those below, the Company will file an amendment to this Current Report on Form 8-K to disclose the final results within four business days after they are known.

Election of Directors. The following persons were elected as directors for one-year terms expiring in 2011:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward Bleier	138,664,531	1,996,080	15,987,228
Kathleen Dore	138,649,660	2,010,951	15,987,228
Gary J. Fernandes	59,986,328	3,033,162	15,987,228
Joseph J. Fitzsimmons	138,463,074	2,197,537	15,987,228
Jules Haimovitz	138,535,837	2,124,774	15,987,228
James W. Keyes	138,391,082	2,269,529	15,987,228
Strauss Zelnick	108,423,589	32,237,022	15,987,228

In addition, on June 24, 2010, the Company entered into a settlement agreement (the “Settlement Agreement”) with Gregory S. Meyer, a stockholder of the Company who had nominated himself and was soliciting proxies with respect to his election to the Company’s Board of Directors (the “Board”) at the 2010 annual meeting. Pursuant to the Settlement Agreement, Mr. Meyer withdrew his nomination and was appointed to the Board on June 24, 2010 following the annual meeting. For more information regarding the terms of the Settlement Agreement, please see the Company’s Current Report on Form 8-K filed on June 28, 2010, which contains the full text of the Settlement Agreement, as well as the Company’s Definitive Additional Proxy Materials, also filed on June 28, 2010.

Approval of Advisory Resolution on Executive Compensation. The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
140,448,646	9,001,061	7,198,126	—

Ratification of the Appointment of Independent Registered Public Accounting Firm. The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,910,654	1,704,816	2,032,368	—

Approval of the Conversion of Class B Common Stock. The proposal required the affirmative vote of each of the following: (1) the holders of a majority of the votes of the outstanding shares of Class A common stock and Class B common stock as of the record date, voting as a single class; and (2) the holders of a majority of the votes of the outstanding shares of Class B common stock as of the record date, voting as a separate class. While the proposal received a majority of the votes of the outstanding shares of Class B common stock as of the record date, voting as a separate class, it did not receive a majority of the votes of the outstanding shares of Class A common stock and Class B common stock as of the record date, voting as a single class. As such the proposal was not approved.

Class A and Class B Voting as a Single Class:

Votes For	Votes Against	Abstentions	Broker Non-Votes
141,159,865	11,262,108	4,225,866	—

Class B Voting as a Separate Class:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,664,420	7,839,212	2,683,146	—

Approval of a Reverse Stock Split. The proposal did not receive a majority of the votes of the outstanding shares of Class A common stock and Class B common stock as of the record date, voting as a single class. As such the proposal was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,062,240	25,637,970	4,947,622	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: June 30, 2010	By:	/S/ THOMAS M. CASEY
Thomas M. Casey
Executive Vice President and Chief Financial Officer